                                                                    EXHIBIT 10.9

[LOGO OF ROHR, INC.]
================================================================================

                                   ROHR, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                            Effective April 3, 1997

================================================================================

                               TABLE OF CONTENTS

Paragraph                                                                   Page

I     DEFINITIONS........................................................     1

II    PARTICIPANT AND COMPANY CONTRIBUTIONS..............................     4
      2.1  PARTICIPANT ELECTIVE DEFERRAL OF BASE SALARY..................     4
      2.2  PARTICIPANT ELECTIVE DEFERRAL OF INCENTIVE COMPENSATION
           AND BONUSES...................................................     5
      2.3  NON-ELECTIVE CREDITS TO ADJUST FOR LIMITS ON SAVINGS PLAN
           CONTRIBUTIONS.................................................     5

III   DETERMINING THE BALANCE OF THE PARTICIPANTS' INTEREST..............     7
      3.1  MEMORANDUM ACCOUNT............................................     7
      3.2  ADJUSTMENT TO MEMORANDUM ACCOUNT FOR EARNINGS AND LOSSES......     7
      3.3  CASH BALANCE SUPPLEMENT.......................................     7

IV    PAYMENTS TO PARTICIPANTS AND BENEFICIARIES.........................     8
      4.1  DISTRIBUTION UPON TERMINATION OF SERVICE......................     8
      4.2  INSTALLMENT PAYMENTS..........................................     8
      4.3  REVALUATION AFTER TERMINATION OF SERVICE--INSTALLMENT
           PAYMENTS ONLY.................................................     9
      4.4  PAYMENT DATES.................................................     9
      4.5  FULL PAYMENT OF AMOUNTS PAYABLE UNDER SAVINGS PLAN............     9
      4.6  INCAPACITY OF PARTICIPANT OR BENEFICIARY......................     9
      4.7  WITHHOLDING TAXES.............................................    10
      4.8  HARDSHIP BENEFITS.............................................    10

V     ADMINISTRATION OF THE PLAN.........................................    10
      5.1  APPOINTMENT OF COMMITTEE......................................    10
      5.2  MEETINGS OF COMMITTEE.........................................    10
      5.3  POWERS OF THE COMMITTEE.......................................    11
      5.4  INDEMNIFICATION...............................................    11
      5.5  ALLOCATION AND DELEGATION OF DUTIES...........................    12
      5.6  CLAIMS PROCEDURE..............................................    13

VI.   COST OF PLAN; PAYMENT OF BENEFITS..................................    14
      6.1 UNFUNDED OBLIGATION............................................    14


      6.2  Discretionary Investments by Company..........................    14
      6.3  Exemptions from Certain ERISA Provisions......................    15

VII   AMENDMENT, DISCONTINUANCE AND TERMINATION OF PLAN..................    15

VIII  MISCELLANEOUS PROVISIONS...........................................    16
      8.1  COMPANY'S RIGHTS..............................................    16
      8.2  NOTICES AND APPLICATIONS FOR BENEFITS.........................    16
      8.3  RECORDS CONCLUSIVE............................................    17
      8.4  NO ALIENATION OR ASSIGNMENT OF BENEFITS.......................    17
      6.3  EXEMPTIONS FROM CERTAIN ERISA PROVISIONS......................    17
      8.5  MISCELLANEOUS.................................................    17
      8.6  LEGAL EXPENSES................................................    18


                                   ROHR, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    PREAMBLE


A.        Adoption of Plan.  THIS ROHR, INC. EXECUTIVE DEFERRED COMPENSATION
          ----------------
PLAN (hereafter referred to as the "Plan") is hereby adopted effective as of April 3, 1997.

B.        Purpose of Plan.  This Plan is adopted for the purpose of enabling the
          ---------------
Company to continue to attract and retain exceptional executives by providing retirement and other benefits to selected officers and key salaried employees of outstanding competence.

C.        Nature of Plan.  This Plan is not intended nor expected to qualify
          --------------
under the provisions of Section 401 of the Internal Revenue Code of 1986. For purposes of the Employee Retirement Income Security Act of 1974, the Plan is intended and expected to be an employee benefit plan which is an unfunded plan and which covers only a select group of management and highly compensated employees and, therefore, which is exempt from various provisions of such act.



                                   SECTION 1

                                  DEFINITIONS


1.1       "Accounts" means Accounts as defined in the Savings Plan.
           --------

1.2       "Base Salary" means, with respect to any Participant for any Plan
           -----------
Year, the base salary of such Participant during such Plan Year, including lump sums and restricted stock paid in lieu of annual merit increases (with such stock valued for these purposes at the closing price of such stock on the date of grant) and amounts of base salary the receipt of which is deferred for any reason (for example, deferral elections resulting in Pretax Savings Contributions to the Savings Plan, deferrals resulting in a Company contribution pursuant to a cafeteria plan described in Code Section 125, and elections under Sections 2.1 of this Plan), but excluding Incentive Compensation and Bonuses and
                                ---------
other non-periodic forms of compensation.

1.3       "Beneficiary" means the individual(s) designated by a Participant (in
           -----------
such manner as established by the Committee from time to

time) to receive benefits from this Plan in the event of the Participant's death. If no designated Beneficiary survives the Participant, the Beneficiary shall be the person or persons in the first of the following classes who survive the Participant:

          (a) the Participant's spouse at date of death,
          (b) the Participant's descendants, by right of representation,
          (c) the Participant's parents,
          (d) the Participant's brothers and sisters, and
          (e) the Participant's estate.


1.4       "Cash Balance Supplement" means, with respect to any Participant, the
           -----------------------
additional benefit, if any, described in Section 3.3.

1.5       "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

1.6       "Committee" means the committee appointed pursuant to Section 5 to
           ---------
administer the Plan.

1.7       "Company" means Rohr, Inc. and any successor corporation or entity.
           -------

1.8       "Company Matching Contribution" means Company Matching Contribution as
           -----------------------------
defined in the Savings Plan.

1.9       "Compensation" means Compensation as defined in the Savings Plan.
           ------------

1.10      "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

1.11      "Incentive Compensation and Bonuses" means incentive awards and
           ----------------------------------
bonuses payable to a Participant with respect to a Plan Year, including the
                                                              ---------
award, if any, paid or credited to the Participant during such Plan Year under the Rohr Management Incentive Plan, whether paid in cash, deferred or paid in the form of restricted stock or stock options (in which case, the restricted stock or stock options shall be valued for these purposes as the amount of cash surrendered by the Participant from his or her award to receive such restricted stock or stock options) and any other amount of incentive awards and bonuses the receipt of which is deferred for any reason, but excluding the grant of
                                                 ---------
restricted stock or stock options (except to the extent specifically provided for above), the vesting of restricted stock and the exercise of stock options.

1.12      "Memorandum Account" means, with respect to each Participant, the
           ------------------
account established under Section 3.1 with respect to such Participant.

1.13      "Participant" means each individual who:
           -----------

          (a) is actively employed on a permanent, full-time basis by the Company or any of its wholly-owned subsidiaries, and
                                                 ---

          (b) is (i) an officer of the Company elected by its Board of Directors or appointed by the chief executive officer of the Company, or (ii) designated on the personnel records of the Company as an executive employee of the Company, or (iii) an officer of a wholly-owned subsidiary of the Company which has been designated by resolution of the Board to participate in the Plan, and
                                                                  ---

          (c) first satisfies one of the qualifications described in subsection
(b) above on or after July 1, 1996.


          In addition, the Committee may designate other officers and key salaried employees of the Company or its wholly-owned subsidiaries as Participants.

          Notwithstanding the foregoing provisions of this Section 1.13, no person shall become a Participant until the earlier to occur of (A) a registration statement with respect to this Plan has beed filed with the Securities and Exchange Commission and become effective, or (B) the Company's General Counsel has provided a certificate to the Compensation and Benefits Committee of the Company's Board of Directors indicating that a registration statement with respect to this Plan need not be filed with the Securities and Exchange Commission.


1.14      "Plan" means the Rohr, Inc. Executive Deferred Compensation Plan, as
           ----
set forth in this document and as amended from time to time.

1.15      "Plan Year" means (a) the period that commences on the effective date
           ---------
of this Plan and ends on December 31, 1997, and (b) each subsequent twelve month period which commences January 1 and ends on December 31.

1.16      "Pretax Savings Contribution" means Pretax Savings Contribution as
           ---------------------------
defined inthe Savings Plan.

1.17      "Savings Plan" means the Pretax Savings Plan for the Salaried
           ------------
Employees of Rohr, Inc. (Amended and Restated 1994), as amended to date and as it may be further amended from time to time.

1.18      "Termination of Service" means the termination of a Participant's
           ----------------------
employment with the Company or any wholly-owned subsidiary, whether by voluntary or involuntary separation, retirement, permanent and total disability, or death (but excluding transfers between the Company and any wholly-owned subsidiary or between wholly-owned subsidiaries).


                                   SECTION 2

                     PARTICIPANT AND COMPANY CONTRIBUTIONS

2.1       Participant Elective Deferral of Base Salary
          --------------------------------------------

          (a) Before the first day of any Plan Year, each Participant may elect to defer his or her receipt of up to one hundred percent (100%) of his or her Base Salary for the Plan Year (but only to the extent that such Base Salary would have been paid to such Participant in cash during the Plan Year except as the result of the Participant's election under this Section 2.1).

          (b) An individual who first becomes a Participant during a Plan Year may make such election on or before thirty days from the date on which he or she becomes a Participant and such election shall apply for so much of the Plan Year as commences on the date on which the Committee receives the election (or as soon thereafter as is reasonably practicable).

          (c) The election shall be irrevocable and shall be made in the manner and on the form prescribed by the Committee. The election shall apply only to that Plan Year or, if applicable, partial Plan Year.

          (d) All amounts deferred under this Section with respect to a Participant shall be credited to the Participant's Memorandum Account established pursuant to Section 3.1.

2.2       Participant Elective Deferral of Incentive Compensation and  Bonuses
          --------------------------------------------------------------------

          (a) Before the first day of any Plan Year, each Participant may elect to defer his or her receipt of up to one hundred percent (100%) of his or her Incentive Compensation and Bonuses payable during the Plan Year (but only to the extent that such Incentive Compensation and Bonuses would have been paid to such Participant in cash during the Plan Year except as the result of the Participant's election under this Section 2.2).

          (b) An individual who first becomes a Participant during a Plan Year may make such election on or before thirty days from the date on which he or she becomes a Participant and such election shall apply for so much of the Plan Year as commences on the date on which the Committee receives the election (or as soon thereafter as is reasonably practicable).

          (c) The election shall be irrevocable and shall be made in the manner and on the form prescribed by the Committee. The election shall apply only to that Plan Year or, if applicable, partial Plan Year.

          (d) All amounts deferred under this Section with respect to a Participant shall be credited to the Participant's Memorandum Account established pursuant to Section 3.1.


2.3       Non-Elective Credits to Adjust for Limits on Savings Plan
          ----------------------------------------------------------
          Contributions
          -------------

          (a) This Section 2.3 shall apply to any Participant in this Plan only for any Plan Year in which the Participant's Pretax Savings Contribution election under the Savings Plan is at least equal to the maximum Pretax Savings Contribution that could be made without resulting in the application under the terms of such Plan of any of the limitations referred to in paragraph (ii) of subsection (c) of this Section 2.3.

          (b) For each Participant described in subsection (a) of this Section, a credit to the Participant's Memorandum Account shall be made for each payroll period (or such other period as may be determined by the Committee) in an amount equal to the excess of (i) the "Adjusted Company Matching Contribution" for such period over (ii) the actual Company Matching Contribution made to the Accounts of the Participant under the Savings Plan with respect to such period. For purposes of this Section, the Adjusted Company Matching Contribution means the Company Matching Contribution that would have been made for the period, under the terms of the Savings Plan as in effect for such period, if the Participant had elected to make the largest Pretax Savings Contribution permitted under the terms of such Savings Plan (and if the terms of such Plan were adjusted as set forth in subsection (c)).

          (c) The adjustment referred to in subsection (b) above are the following:

              (i) For the purposes of determining Pretax Savings Contributions and Company Matching Contributions, the Participant's Compensation shall be equal to his or her Base Salary, plus his or her Incentive Compensation and Bonuses, as defined in this Plan, without regard to:

                   (A) Limitations or includible compensation contained in Code
Section 401(a)(17); and

                   (B) Any reductions in Compensation resulting from an election by the Participant under any cafeteria plan described in Code Section 125 or from an election by the Participant under Section 2.1 or 2.2 of this Plan.

              (ii) The amounts which may be contributed to the Savings Plan as Pretax Savings Contributions and as Company Matching Contributions shall not be limited or reduced by any of the following provisions:

                   (A) Any limitation on contributions contained in Code
Section 415;

                   (B) The limitation on elective deferrals contained in Code
Section 402(g);

                   (C) Any limitation on elective deferrals or on matching contributions which is applied under the Savings Plan as a result of the contribution percentage requirements of Code Section 401(k)(3)(ii) or 401(m)(l).

                                   SECTION 3

                           DETERMINING THE BALANCE OF
                           THE PARTICIPANT'S INTEREST


3.1       Memorandum Account
          ------------------

          The Committee shall cause a ledger account (the "Memorandum Account") to be established with respect to each Participant. Such Memorandum Account shall be credited with all amounts deferred by such Participant pursuant to Sections 2.1 and 2.2, and all amounts credited in lieu of Company Matching Contributions pursuant to Section 2.3, and shall be adjusted for earnings and losses pursuant to Section 3.2. The Committee shall cause a statement to be provided to each Participant as to the balance in such Participant's Memorandum Account on a quarterly basis (or at such other intervals as may be determined by the Committee).

3.2       Adjustment to Memorandum Account for Earnings and Losses
          --------------------------------------------------------

          For each quarter (or such other interval as may be determined by the Committee), the aggregate amount credited to a Participant's Memorandum Account shall be increased or decreased at a percentage rate equal to the average percentage rate of increases or decreases for such quarter (or other interval) to such Participant's Accounts under the Savings Plan attributable to investment of such Accounts. Such increase or decrease shall be credited periodically to the Participant's Memorandum Account as contemplated by Section 3.1 hereof.

3.3       Cash Balance Supplement.
          ------------------------

          Each Participant who makes an election to defer Base Salary under
Section 2.1 or to defer Incentive Compensation and Bonuses under Section 2.2 and who subsequently becomes entitled to payments under Section 4 shall be entitled to an additional payment equal to the amount by which the Participant's Cash Balance Account under the Rohr, Inc. Cash Balance Retirement Plan would increase as of the date of such payment under Section 4 if the Participant's Compensation under such Cash Balance Retirement Plan were to be determined without regard to the Participant's elections under Section 2.1 and 2.2 of this Plan (but taking into account the limitations contained in such Cash Balance Retirement Plan including but not limited to dollar limitations on recognized Compensation (as defined in such Cash Balance Retirement Plan) and dollar and percentage limitations on benefits).


                                   SECTION 4

                                  PAYMENTS TO
                         PARTICIPANTS AND BENEFICIARIES


4.1       Distribution Upon Termination of Service
          ----------------------------------------

          Upon a Participant's Termination of Service, the Company shall pay the balance in the Participant's Memorandum Account and the balance in the Participant's Cash Balance Supplement to the Participant (or, in the event of the Participant's death, to the Participant's Beneficiary) as follows:

          (a) in a lump sum cash payment, or

          (b) if the Participant (or the Beneficiary of a deceased Participant) has elected to receive such amounts on an installment basis, in accordance with
Section 4.2.

4.2       Installment Payments
          --------------------

          A Participant may elect to receive the amounts which are payable under
Section 4.1 in substantially equal annual installments (subject to the provision for revaluation set forth in Section 4.3 below). Such election shall be made in accordance with such procedures and forms as may be specified by the Committee. An election to receive payments in installments shall specify the number of years, from five to fifteen, over which the annual installments will be paid; provided, however, that the payment period elected by the Participant shall not result in the payment of an amount of annual installment of less than one thousand dollars ($1,000), and provided, further, that a Participant may not elect an installment payment unless he or she has also elected an installment payment under the Savings Plan, and the installment period elected under this Plan may not exceed the installment period elected under the Savings Plan.

4.3       Revaluation After Termination of Service--Installment Payments Only
          -------------------------------------------------------------------

          If a Participant elects an installment payment, the amounts which are payable under Section 4.1 and which remain to be paid shall be revalued throughout the installment period in the manner set forth in Section 3.2. The amount of each installment shall equal the undistributed portion of the Participant's balance remaining to be paid under Section 4.1 (as revalued hereunder) as of the revaluation date immediately preceding the anniversary of the most recent installment payment, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current one) which remain to be made.

4.4       Payment Dates
          -------------

          Amounts payable under this Plan shall be paid to a Participant as soon as practicable after such amounts become payable under this Section 4. If payments are made in installments, each installment shall be payable as of the anniversary date of the initial payment.

4.5       Full Payment of Amounts Payable Under Savings Plan
          --------------------------------------------------

          If for any reason an amount remains to be paid to a Participant under this Plan after all amounts in such Participant's Savings Plan Accounts have been paid to or for the account of such Participant, the amount remaining to be paid shall cease to be revalued in accordance with Section 3.2 and shall be paid to the Participant or his or her Beneficiary as soon as practicable.

4.6       Incapacity of Participant or Beneficiary
           ---------------------------------------

          If the Committee finds that any Participant (or Beneficiary) to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or other incapacity, any payment due (unless a prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid, at the discretion of the Committee, to the spouse, child or children, parent(s), brother(s) and sister(s) of such Participant (or Beneficiary) or to any person that the Committee may determine. Any such payment shall be a payment for the account of such Participant (or Beneficiary) and shall, to the extent thereof, be a complete discharge of the obligations of the Company under the provisions of the Plan.

4.7       Withholding Taxes
          -----------------

Appropriate payroll taxes shall be withheld from cash payments made to Participants or Beneficiaries pursuant to this Plan.

4.8       Hardship Benefits
          ------------------

          A Participant may be permitted to elect to receive a payment under this Plan, substantially in accordance with procedures established pursuant to
Section 8.2 of the Savings Plan, related to a hardship as contemplated by
Section 8.2 of the Savings Plan. Before such a payment shall be authorized with respect to this Plan, the Participant shall apply for all loans and hardship withdrawals allowable on the Participant's Account balance under the Savings Plan.

          In the event that a hardship payment is made in accordance with this provision, the Participant shall forfeit five percent (5%) of the amount of such payment, and the Participant's Memorandum Account shall be reduced by such forfeiture and by the amount of the payment.



                                   SECTION 5

                           ADMINISTRATION OF THE PLAN


5.1       Appointment of Committee
          ------------------------

          The Plan shall be administered by Committee of at least three persons (the "Committee") who shall be appointed and may be removed by the Board of Directors or a Committee of the Board. All members of the Committee shall hold office at the pleasure of the Board of Directors or such Committee of the Board, and any member may resign by giving written notice to (a) the Board of Directors, (b) such Committee of the Board, or (c) the Committee and the chief executive officer of the Company. Vacancies may be filled by the chief executive officer of the Company until the next meeting of its Board of Directors or such Committee of the Board.

5.2       Meetings of Committee
          ---------------------

          The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. Notice shall not be required if waived in writing. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those who are present at any such meeting and who are entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least two-thirds of the members of the Committee. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to decide any of his or her rights or benefits under the Plan.

          The Committee shall appoint one of its members to act as its Chairman and may appoint a Secretary who need not be a member of the Committee.

5.3       Powers of the Committee
          -----------------------

          The Committee shall have all powers necessary to administer the Plan in accordance with its terms and provisions. The Committee shall authorize disbursement of payments under the Plan and may provide rules and regulations for administration of the Plan consistent with its terms and provisions. Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding on all persons.

          The Committee may appoint agents and may employ attorneys, accountants, actuaries, and other consultants, and other experts and advisors, as necessary, any of whom may be employed or retained by the Company.

          The Company shall pay all expenses authorized and incurred by the Committee in the administration of the Plan. The members of the Committee shall serve without compensation for services.

5.4       Indemnification
          ---------------

          (a) Except as prohibited by law, the Company shall indemnify any Committee member, or such other persons as the Committee may specify, who was or is a party or is threatened to be a party to any threatened, pending, or contemplated claim, action, suit or proceeding, where such claim, action, suit or proceeding alleges an act or omission in connection with administration, management, or other activity under or in connection with the Plan.

          (b) Right of Indemnification.  The aforesaid right of indemnification
              ------------------------
shall be contingent upon the following:

              (i) Where a person designated in subsection (a), above, is found not liable in an adjudication on the merits, the Company shall indemnify such person for all expenses of litigation including attorneys' fees.

              (ii) Where a claim or suit is terminated by reason of a settlement, the Company shall indemnify such person against all expenses in connection therewith, including cost of settlement and attorneys' fees, where, in the judgment of the Company or of any counsel the Company may request make such a determination, said person would not be liable as a result of an act of willful misconduct or intentional fraud or an act intended to attain a personal benefit or advantage materially adverse to the Plan or its Participants, in an adjudication on the merits.


              (iii) Where such person is determined to be liable in an adjudication on the merits, and either (A) such adjudication includes a finding that such person participated in an act of willful misconduct or intentional fraud or acted for the purpose of attaining a personal benefit or advantage materially adverse to the interest of the Plan or its participants, or (B) if the adjudication does not expressly so provide, in the judgment of the Company, or any counsel whom the Company may request make such a determination, such person's action constituted any of the conduct described in subsection (A) hereof, there shall be no right of indemnification.


              (iv) When authorized by the Company, expenses incurred in litigation may be paid in advance of the final disposition of such action or suit upon receipt of an undertaking by such person to repay any amounts so advanced unless the conditions specified in (i) or (ii) are met.

              (v) In all cases where indemnification is sought under these provisions, upon the assertion or institution of any such claim, action, suit or proceeding, the party requesting indemnification shall in writing give the Committee an opportunity at is own expense, to handle and defend such claim, suit, action or proceeding on his or her behalf.

          (c) Liability Insurance.  The Company, at its own expense, shall
              -------------------
purchase adequate liability insurance covering the Committee, and such other persons as the Company deems appropriate, for acts or omissions of such persons in the administration of the Plan.



5.5       Allocation and Delegation of Duties
          -----------------------------------

          By action of the Committee, fully reflected in the minutes of the Committee, the Committee may allocate its responsibilities among its members and may designate other persons to carry out its responsibilities under the Plan. Without limiting the foregoing, the

Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon certificates, reports, and opinions made or given by any actuary, accountant, legal counsel or other expert or advisor selected or approved by the Committee; and the members of the Committee and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor.

     The Committee shall designate the person or persons who shall be authorized to sign documents and make payments for the Committee; provided, however, that any member of the Committee shall be authorized on behalf of the Committee, the same as if the Committee had unanimously acted, to execute documents in connection with benefit payment authorizations made upon the request of persons entitled thereto or their legal representative, and to take or to authorize such actions as are necessary or desirable to effectuate such authorizations.

5.6       Claims Procedure
          ----------------

          (a) Claims for Benefit.  Claims for benefit under the Plan shall be
              ------------------
made in writing to any member of the Committee, who individually may act upon such claim.

          (b) Notice of Denial of Claim.  If such claim for benefits is wholly
              -------------------------
or partially denied, the Committee member to whom the claim has been submitted shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (i) shall be in writing, and given in accordance with the provisions for notices elsewhere herein, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan's claim review procedure.

          (c) Request for Review of Denial of Claim.  Within 120 days of the
              -------------------------------------
receipt by the claimant of the written notice of denial of the claim, or such later time as shall be deemed reasonable, taking into account the nature of the benefit subject to the claim and any other attendant circumstances, or, if the claim has not been acted upon within 90 days after receipt of the claim by the Committee, the claimant may file a written request that the full Committee conduct a full and fair review of the denial of (or inaction on) the claimant's claim for benefits, including the holding of a hearing, if deemed necessary by the full Committee. In connection with the claimant's appeal of the denial of (or inaction on) his or her claim, the claimant may review pertinent documents and may submit issues and comments in writing.

          (d) Decisions on Review of Denial of Claim.  The full Committee shall
              --------------------------------------
deliver to the claimant a written decision on the claim promptly, but no later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid 60 day period shall be extended to 120 days. Such decision shall (i) be in writing and given in accordance with the provisions for notice elsewhere hereunder (ii) be written in a manner calculated to be understood by the claimant, (iii) include specific reasons for the decision, and (iv) contain specific references to the pertinent Plan provisions upon which the decision is based.

          All decisions made by the above procedure shall be final and there shall be no right of appeal.



                                   SECTION 6

                       COST OF PLAN; PAYMENT OF BENEFITS


6.1       Unfunded Obligation
          -------------------

          All benefits to be paid to Participants and/or their Beneficiaries pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds or to create any trusts, or to make any special deposits with respect to these obligations. As the Plan is not a funded plan, all benefits payable under the Plan shall be paid directly by the Company to the Participant.

6.2       Discretionary Investments by Company
          ------------------------------------

          The Company may from time to time invest funds to provide all or any portion of the amounts to be paid under this Plan as the Company, in its sole discretion, shall determine. The Company may in its sole discretion determine that all or some portion of the amount to be invested shall be paid into one or more grantor trusts to be established by the Company of which the Company shall be the beneficiary. The Company may designate an investment advisor to direct investment and reinvestment of the funds, including investments of any grantor trusts hereunder.

          Any investments including trust investments which the Company may make to provide funding for the Company's obligations shall at all times continue to be part of the general funds of the Company. The segregation of any assets or and the creation or maintenance of any trust or Memorandum Accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest whatsoever in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company. Any claims which the Participants and their Beneficiaries may have under this Plan shall not include any claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

6.3       Exemptions from Certain ERISA Provisions.
          -----------------------------------------

This Plan is unfunded and is maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees and, accordingly, is intended to be exempt from certain provisions of ERISA pursuant to applicable provisions of ERISA and related Regulations and rulings.



                                   SECTION 7

               AMENDMENT, DISCONTINUANCE AND TERMINATION OF PLAN


7.1 The Company hopes and expects to continue the Plan and the payment of benefits hereunder indefinitely, but such continuance is not assumed as a contractual obligation. The Company expressly reserves the right, at any time and from time to time, to modify or amend, in whole or part, any or all of the provisions of the Plan or to terminate or otherwise discontinue the Plan at any time without the consent of any other party, without liability except as set forth in the final sentence of this Section 7.1, acting by a resolution adopted by action of (i) the Board, or (ii) a Committee of the Board, to the extent such Committee of the Board has been delegated such authority, or (iii) the Committee, to the extent that such Committee has been delegated such authority as to specific amendments or issues, by a resolution adopted by the Board or by the Committee of the Board. In any of such cases, such amendment shall be set forth in an instrument in writing executed in the name of Rohr, Inc., by an officer or officers duly authorized to execute such instrument. Notwithstanding the foregoing, no termination or discontinuance of the

Plan shall serve to reduce the benefits of a Participant or those which he or she would have been eligible to receive if he or she had terminated his or her employment on the date prior to such termination or discontinuance of the Plan.



                                   SECTION 8

                            MISCELLANEOUS PROVISIONS


8.1       Company's Rights
          ----------------

The Company's rights to discipline or discharge Participants or exercise any of the Company's rights with respect to the employment of Participants shall not be affected by reason of the existence of the Plan or any action under the Plan by the Company or the Committee. Participation in the Plan shall not give any Employee the right to be retained in the Company's employ or, upon dismissal, to have any right or interest in the Plan, except as specifically provided in the Plan.

8.2       Notices and Applications for Benefits
          -------------------------------------

          (a) All notices, statements and other communications from the Company to a Participant or Beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed first-class mail, postage prepaid and addressed to) the Participant or Beneficiary at his or her address last appearing on the books of the Company.

          (b) All notices, instructions and other communications from a Participant or Beneficiary to the Company required or permitted hereunder shall be on the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee, and shall be deemed to have been duly given and delivered upon receipt by the Company at such location.

          (c) Each Participant shall be responsible for furnishing the Committee with such Participant's current address and the name and current address of his or her Beneficiary. The Committee and the Company shall have no obligation or duty to locate such Participant or his or her Beneficiary. In the event a Participant or his or her Beneficiary becomes entitled to a payment under this Plan and such payment cannot then be made because the current address referred to above is incorrect, because such Participant or Beneficiary fails to respond to notice sent to the address referred to above, because of conflicting claims to such payment, or for any other reason, then the amount of such payment, when and if made, shall be the dollar value that would have originally been payable as of the date determined in Section 4, regardless of the date such payment is actually made, and no interest thereon or other sums shall be paid in addition to such dollar value so determined.

8.3       Records Conclusive
          ------------------

          The records of the Company and the Committee shall be conclusive in respect to all matters involved in the administration of the Plan.

8.4       No Alienation or Assignment of Benefits.
          -----------------------------------------

          To the extent permitted by law, none of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant, nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant, nor shall any Participant have any right to alienate, anticipate, withdraw, commute, pledge, assign or otherwise encumber any of such benefits. In case any person shall attempt to alienate, anticipate, withdraw, commute, pledge, assign or otherwise encumber any payment to which he or she is or may be entitled under the Plan, the Committee, in its discretion, may terminate the interest of such person in any such payment, and hold or apply the same or any part thereof to or for the benefit of such the Participant, his or her Beneficiary, to the spouse, children or other dependents, parent(s), brother(s) and sister(s) of such Participant or any of them in such manner and in such proportions as the Committee may consider proper.

8.5       Miscellaneous
          -------------

          (a) All provisions of the Plan, including definitions, shall be construed according to ERISA or, to the extent, if any not preempted by ERISA, according to the laws of the State of California.

          (b) Words used in the masculine gender include the feminine gender. Words used in the singular or plural shall be construed as if plural or singular, respectively, where they would so apply.

          (c) Titles of sections are inserted for convenience and shall not affect the meaning or construction of the Plan.

          (d) Nothing herein contained shall in any manner modify, impair, or affect the existing or future rights of any Participant to participate in any and all Company plans of any kind for which he or she would otherwise be eligible.

          (e) This agreement shall be binding upon any successor of the Company and any successor shall substitute for the Company under the terms hereof. The term "successor" as used herein shall include any person, firm, corporation or other business entity which at any time acquires all or substantially all of the stock, assets or business of the Company by merger, consolidation, purchase or otherwise.

          (f) In the event that the performance hereof, or of any portion hereof, shall be in contravention of any law, rule or regulation of any governmental body having or claiming to have jurisdiction, then, to the extent of any such illegality or violation, this Plan shall be inoperative without in any manner impairing its other provisions and obligations but nothing herein contained shall be construed to require any Participant to forsake or relinquish any of his or her rights hereunder.


8.6       Legal Expenses
          --------------

          In the event a Participant commences or is required to defend a claim or litigation in order to obtain or retain the benefits of the Plan, and thereafter through litigation or settlement he or she is successful in whole or in part, the Company shall reimburse the Participant for all fees and expenses (including but not limited to attorneys' fees and out-of-pocket costs or other expenses such as reduced salary from any other employment due to time spent in said litigation) relating to or arising from such claim or litigation.


          IN WITNESS WHEREOF, Rohr, Inc., has caused the Plan to be executed on the 3rd day of April 1997.


                                     ROHR, INC.


                                     By:    /s/ R. W. Madsen
                                        ------------------------
                                     Name:     R. W. Madsen
                                          ----------------------
                                     Title:    Vice President
                                          ----------------------